POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Kirk J. Emge and Ellen Sheriff Rogers, and each of them, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities, (i) to sign and file with the Securities and Exchange Commission (the "Commission") any and all amendments to Registration Statement on Form S-8 (File No. 333-96687) relating to the Potomac Electric Power Company Savings Plan for Exempt Employees, the Potomac Electric Power Company Savings Plan for Bargaining Unit Employees and the Potomac Electric Power Company Savings Plan for Non-Bargaining Unit, Non-Exempt Employees, together with any and all schedules and exhibits thereto, (ii) to act on, sign and file with the Commission or any state securities commission or regulatory agency all such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection with any such amendment, and (iii) to take any and all other actions that may be necessary or appropriate to effect any such amendment, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requested and necessary to be done in and about the premises as fully to all intents and purposes as he or she might do or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney, although it may be signed in multiple counterparts, shall constitute a single document.

/s/ EDMUND B. CRONIN, JR. Edmund B. Cronin, Jr.	January 25, 2006
/s/ J. B. DUNN Jack B. Dunn, IV	January 25, 2006
/s/ T. C. GOLDEN Terence C. Golden	January 25, 2006
/s/ GEORGE F. MacCORMACK George F. MacCormack	January 25, 2006
/s/ RICHARD B. McGLYNN Richard B. McGlynn	January 26, 2006
Floretta D. McKenzie
/s/ LAWRENCE C. NUSSDORF Lawrence C. Nussdorf	January 25, 2006
/s/ PETER F. O'MALLEY Peter F. O'Malley	January 26, 2006
/s/ F. K. ROSS Frank K. Ross	January 26, 2006
/s/ PAULINE A. SCHNEIDER Pauline A. Schneider	January 25, 2006
/s/WILLIAM T. TORGERSON William T. Torgerson	January 25, 2006
/s/ D. R. WRAASE Dennis R. Wraase	January 25, 2006